EXHIBIT 10.15



January 29, 2001



Joseph K. O'Brien
Chief Financial Officer
9300 North Decatur
Portland, OR, 97203

Dear Joe:

I am pleased to advise you that U.S. Bank National Association ("Bank") has renewed your revolving line of credit subject to the following terms and conditions:

      BORROWER:               PHOENIX GOLD INTERNATIONAL, INC.

      GUARANTOR(S):           None

      AMOUNT:                 $5,000,000.00

      PURPOSE:                General corporate purposes.

      REPAYMENT TERMS:        Interest  payable  monthly,   principal  due  upon
                              demand; or, if no demand, on January 31, 2002

      INTEREST RATE:          Borrower will have the option of:

                              1. Fully floating variable interest rate equal to U.S. Bank's prime rate.
                              2.  LIBOR Rate plus 1.75%

                              All  interest  shall be computed on the basis of a
                              360-day  year  and  the  actual   number  of  days
                              elapsed.

                              "LIBOR Rate" means a rate of interest per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) determined by Bank as the average rate offered to Bank for U.S. dollar deposits in the Eurodollar market selected by Bank (adjusted for required reserves if any). Minimum advance of $500,000 and increments of $100,000 thereafter, for a period of one, two or three months as selected by Borrower, subject to Bank's availability of funds.



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Phoenix Gold International, Inc.                                       Page 2
January 29, 2001


                              Bank's LIBOR rate is established as of approximately 8:00 a.m. and 10:00 a.m. each business day, and interest rate quotes may be obtained from Bank between 8:00 a.m. and 12:00 noon. Quotes based on rates set as of 8:00 a.m. must be accepted before 10:00 a.m.; quotes based on rates set as of 10:00 a.m. must be accepted by 12:00 noon. LIBOR indexed rate quotes are for rates which are to become effective two business days later.

      EXPIRY DATE:            January 31, 2002

      COMMITMENT FEE:         Non-refundable  upfront   annual   fee  of  $6,250
                              due  upon acceptance of this commitment.

      COLLATERAL:             Perfected first priority security interest in  all
                              of Borrower's now owned and hereafter acquired accounts receivable and inventory.


                             OPERATING REQUIREMENTS
                             ----------------------


1. Advances are limited to the lesser of the maximum loan amount or 75% of eligible accounts receivable plus 50% of raw material and finished goods inventories (work-in-progress excluded), as defined by the loan documents. (Ineligible A/R are specifically described below.)

2. Definition of Ineligible A/R includes (but is not limited to) the following:

      o   All invoices aged beyond 90 days ADI.

      o   Cash or "COD" sales beyond cap of $150,000.

      o   Progress billings.

      o   Pre-billings.

      o   Foreign accounts.

      o   Retainages or holdbacks.

      o   Inter or related company sales.

      o   Sales to U.S. Federal Government Agencies.

      o   Datings.

      o   Employee sales.

      o Sales exceeding debtor credit limits established by Bank at its sole discretion on concentration accounts which equal or exceed 15% of the age list total or $450,000.



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Phoenix Gold International, Inc.                                       Page 3
January 29, 2001


      o Account debtor aging (calculated monthly). If 25% or more of a debtor balance is beyond the defined eligibility period, that debtor's entire balance is deemed ineligible unless backed by acceptable letters of credit.

3. Definition of Ineligible Inventory includes (but is not limited to) the following:

      o   Work in progress

      o   Inventory in transit

      Raw  materials,   packaging,   and  finished  goods  inventory  considered
      eligible. Eligible inventory will be reduced by inventory-related trade payables.

4.    Collateral exams may be performed by U.S. Bank on an annual basis.


                               FINANCIAL REPORTING
                               -------------------


1. Annual CPA audited financial statement within 90 days of the end of each fiscal year.

2. Monthly company prepared financial statements, within 30 days of the end of each calendar month.

3.    Borrower's certificates on to be provided to U.S. Bank on a monthly basis.

4. Summary account receivable agings and accounts payable listing, and inventory certifications to be provided to U.S. Bank on a monthly basis, within 30 days of the end of each month. If usage is less than $2,000,000 then this information to be provided at calendar quarter-end.


                               FINANCIAL COVENANTS
                               -------------------


As long as indebted to Bank, Borrower is to be in compliance with the following financial benchmarks, as described below:


      CURRENT RATIO:          Maintain  a  ratio of  Current  Assets  to Current
                              Liabilities in excess of 2.00:1. Current Ratio is defined as Current Assets divided by Current
                              Liabilities

      TANGIBLE NET WORTH:     Maintain  a  Tangible  Net  Worth   in  excess  of
                              $9,500,000.  Tangible  Net Worth is defined as Net
                              Worth  minus  any intangible assets.



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Phoenix Gold International, Inc.                                       Page 4
January 29, 2001


DEBT-TO-WORTH RATIO:          Debt-to-Worth Ratio not to exceed 0.25:1.  Debt-to
                              -Worth Ratio  is  defined   as  total  liabilities
                              divided by net worth minus  any intangible assets.


All computations made to determine compliance with the covenant requirements shall be made in accordance with generally accepted accounting principals applied on a consistent basis.


                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

1. PRIME RATE: U.S. Bank's prime rate is the rate of interest which U.S. Bank from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which U.S. Bank collects from any borrower or class of borrowers.

2. LOAN ADVANCES: Advances may be requested by Borrower from time to time in accordance with the terms of the promissory note. All advances shall be made at the sole option of U.S. Bank. U.S. Bank may decline to make any advance and may terminate the availability of advances at any time.

3. INSURANCE: Borrower shall maintain insurance in such amounts and covering such risks as U.S. Bank shall require.

4. FINANCIAL REPORTING: At any time requested by U.S. Bank, Borrower shall furnish any additional information regarding Borrower's financial condition and business operations that U.S. Bank requests. This information may include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts.

5. LOAN DOCUMENTATION: Borrower shall deliver to U.S. Bank duly executed promissory notes, deeds of trust, mortgages, security agreements, financing statements, loan agreements, guaranties, borrower authorizations, attorney opinion letters and other documents ("Loan Documents") as required by U.S. Bank in form and substance satisfactory to U.S. Bank and its counsel.

6. NON-ASSIGNABLE: This credit accommodation may not be assigned by Borrower. No guarantor or any third party is intended as a third-party beneficiary or has any right to rely hereon.

7. ARBITRATION: Borrower and U.S. Bank hereby agree to be bound by the terms of the Arbitration clause attached hereto as Exhibit A.

8. EXPENSES: Borrower shall reimburse U.S. Bank for all out-of-pocket expenses incurred in connection with this credit accommodation upon demand, whether or not this transaction closes or is funded. Such expenses shall include, without limitation, attorney fees, title insurance fees, travel costs, examination expenses, and filing fees.



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Phoenix Gold International, Inc.                                       Page 5
January 29, 2001


9. ACCESS LAWS: Without limiting the generality of any provision of this agreement requiring Borrower to comply with applicable laws, rules, and regulations, Borrower agrees that it will at all times comply with applicable laws relating to disabled access including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.

This letter summarizes  certain  principal terms and conditions  relating to the loan and supersedes all prior oral or written negotiations, understandings, representations and agreements with respect to the loan. However, the Loan Documents will include additional terms, conditions, covenants, representations, warranties and other provisions which U.S. Bank customarily includes in similar transactions or which U.S. Bank determines to be appropriate to this transaction. Except to the extent modified by any other agreement, all terms, condition, covenants and other provisions of this letter shall remain in effect until the revolving line of credit (including any renewals, extensions or modifications) is terminated and the loan balance is paid in full, and by signing below, Borrower agrees to comply with all such provisions.

In addition to the events of default in any Loan Document, any failure to comply with any term, condition or obligation in this letter shall constitute an event of default under each of the Loan Documents. The provisions of this letter shall survive the closing of the loan and the execution and delivery of the Loan Documents. In the event of a conflict between this letter and the Loan Documents, the terms of the Loan Documents shall control.

UNDER OREGON LAW,  MOST  AGREEMENTS,  PROMISES AND  COMMITMENTS  MADE BY LENDERS
--------------------------------------------------------------------------------
AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT
--------------------------------------------------------------------------------
FOR PERSONAL,  FAMILY OR HOUSEHOLD  PURPOSES OR SECURED SOLELY BY THE BORROWER'S
--------------------------------------------------------------------------------
RESIDENCE MUST BE IN WRITING,  EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER
--------------------------------------------------------------------------------
TO BE ENFORCEABLE.
------------------

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,  EXTEND CREDIT, OR TO FORBEAR
--------------------------------------------------------------------------------
FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
----------------------------------------------------------------------------


If the above terms and conditions are acceptable to you, please sign, date and return the acknowledgment copy of this letter on or before the Expiration Date.

Sincerely,

/s/ David Wynde

David Wynde
Vice President
(503) 275-3780








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Phoenix Gold International, Inc.                                       Page 6
January 29, 2001


Borrower hereby accepts U.S. Bank's offer to extend credit on terms and conditions stated above. Borrower hereby agrees to the Arbitration clause set forth in Exhibit A attached hereto.

Phoenix Gold International, Inc.



By:     /s/ Joseph K. O'Brien

Title:  Chief Financial Officer & Secretary

Date:   1/30/01

























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Phoenix Gold International, Inc.                                       Page 7
January 29, 2001



                                    EXHIBIT A




ARBITRATION. U.S. Bank and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this letter or the revolving line of credit or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing any loan shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness or any act, or exercise of any right, concerning any collateral securing any loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing any loan, shall also be arbitrated, provided however that no arbitrator shall have the right or other power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing herein shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The stature of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.
















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